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                                                                     Exhibit (n)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated October 25, 2005, relating to the financial statements and financial highlights which appear in the August 31, 2005 Annual Report to Shareholders of the Highland Floating Rate Fund and Highland Floating Rate Limited Liability Company, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
December 29, 2005